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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 25, 2000


                                KENNAMETAL INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-5318

                      PENNSYLVANIA                         25-0900168
              (State or other jurisdiction              (I.R.S. Employer
                    of incorporation)                  Identification No.)


                               WORLD HEADQUARTERS
                              1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
              (Address of registrant's principal executive offices)

       Registrant's telephone number, including area code: (724) 539-5000


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ITEM 5. OTHER EVENTS

On July 24, 2000, Kennametal Inc. announced that its Board of Directors has adopted a new shareowner rights plan to replace its existing plan which has been in effect since 1990. In addition, Kennametal Inc. announced that Robert L. McGeehan has resigned as a member of the Board of Directors effective July 24, 2000. The text of the news release is as follows:

                     KENNAMETAL DECLARES QUARTERLY DIVIDEND

           ADOPTS NEW SHAREOWNER RIGHTS PLAN TO REPLACE EXPIRING PLAN

Latrobe, PA - July 24, 2000 - The Board of Directors of Kennametal Inc. (NYSE:
KMT) today declared a quarterly cash dividend of 17 cents per share payable August 25, 2000 to holders of record as of August 10, 2000. This action continues the dividend at the rate paid in the preceding 15 quarters.

Kennametal also announced today that its Board of Directors has adopted a new shareowner rights plan to replace its existing plan which has been in effect since 1990. The new plan will become effective upon the expiration of the existing plan on November 2, 2000 and provides for the distribution to shareowners of one stock purchase right for each share of Kennametal Capital Stock held as of September 5, 2000. The principal modification effected by the new plan is the establishment of a new exercise price.

The new plan provides that upon the earlier of ten days following a public announcement that a person has become the beneficial owner of 20 percent or more of the voting power of all of Kennametal's shares or ten business days following the announcement by a person of a tender or exchange offer to acquire Kennametal shares resulting in such person's beneficial ownership of 20 percent or more of the voting power, each right will become exercisable. When exercisable, each right will entitle shareowners to buy one one-hundredth of a share of Kennametal Series One Preferred Stock at an exercise price of $120.

Once the rights become exercisable, if Kennametal is acquired in a merger or other business combination, the rights permit holders to purchase the common stock of the acquiring person having a value of two times the exercise price. Alternatively, if Kennametal is acquired in a merger in which it survives, or if a person or group acquires beneficial ownership of the shares representing 20 percent or more of the voting power, each right would entitle the holder to purchase Kennametal Capital Stock having a value of two times the exercise price.

The new rights will expire on November 2, 2010, unless further extended. Kennametal may redeem the rights at $.01 per right at any time prior to the first date upon which they become exercisable. The rights themselves have no voting power, nor will they entitle a holder to receive dividends.

In addition, Kennametal announced that Robert L. McGeehan has resigned as a member of the Board of Directors effective today.

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Kennametal is a global leader in providing tools, tooling systems and solutions to the metalworking, mining, highway construction, oil and energy industries, and wear-resistant parts for a wide range of industries. Headquartered in Latrobe, Pa., Kennametal has approximately 13,000 employees worldwide and annual sales of approximately $1.9 billion.

                                    - END -

On July 24, 2000, Kennametal Inc. and all the directors of JLK Direct Distribution Inc., an 83 percent-owned subsidiary of Kennametal Inc., were named as defendants in civil action No. GD00-12565, filed in the Court of Common Pleas in Allegheny County, Pennsylvania. A copy of the complaint is filed herewith.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

    (c) Exhibits

          (99) Additional Exhibits

               99.1 Complaint in Civil Action filed in the Court of Common Pleas of Allegheny County, Pennsylvania on July 24, 2000. Filed herewith.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          KENNAMETAL INC.



Date: July 25, 2000                       By: /s/ FRANK P. SIMPKINS
                                             -------------------------------
                                              Frank P. Simpkins
                                              Corporate Controller and
                                              Chief Accounting Officer